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                                                                    EXHIBIT 99.1


COMPANY CONTACT:                   PORTER, LEVAY & ROSE, INC.

Barr Brown, CFO &                  Cheryl Schneider, VP -- Investor Relations
Sr. Vice President                 Jeff Myhre, VP -- Editorial
337-233-1307                       212-564-4700

                                   Tom Gibson -- VP Media Relations
                                   201-476-0322

                                                           FOR IMMEDIATE RELEASE

    LHC GROUP ANNOUNCES ACQUISITION OF 67% INTEREST IN STANOCOLA HOME HEALTH
                            OF BATON ROUGE, LOUISIANA

LAFAYETTE, LA, JANUARY 19, 2006 -- LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, announced today that intends to acquire a 67% interest in Stanocola Home Health, based in Baton Rouge, Louisiana. The transaction is expected to be completed in early February 2006.

Stanocola Home Health reported net revenue for 2005 of approximately $2.2 million and currently has an active census of approximately 130 patients. The new joint venture will continue to operate in Stanocola's current location, and will also maintain two offices in the attractive Baton Rouge service area that has a population of approximately 600,000. The combined active census for the new joint venture is approximately 350 patients, with annual net revenues for 2005 of approximately $6.2 million.

Lee Chastant, CEO of Stanocola Medical Center said, "Our board had specific criteria for the best partner for this endeavor. The experience of LHC Group in successfully managing home care partnerships with nonprofit healthcare providers helped to lead us to our choice over other offers. Stanocola Medical Center has a long history of service to Baton Rouge, beginning in 1924 as a subsidiary of the Standard Oil Company of Louisiana."

Keith Myers, president and CEO of LHC Group, said, "We are extremely pleased about the opportunity to merge our current home care services in the Greater Baton Rouge market with Stanocola Home Health. Stanocola is one of the oldest healthcare providers in Baton Rouge, and, much like LHC Group, the staff at Stanocola has a philosophy of service that will help ensure a successful integration into the LHC Group family."

Myers concluded, "This acquisition is another example of our strategy to partner with successful nonprofit healthcare organizations to provide high quality home health services."

ABOUT LHC GROUP, INC.

LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.


Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include statements regarding the future performance of Stanocola Home Health and Baton Rouge HomeCare. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's quarterly report on form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission.